EXHIBIT 99.4

                             TETON PETROLEUM COMPANY
                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.  The committee  shall be appointed by the board of directors and shall  comprise  at least two  directors,  each of whom are  independent  of management  and the  Company.  Members  of the  committee  shall  be  considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall
be  financially   literate,  or  shall  become  financially  literate  within  a reasonable  period of time after  appointment  to the committee and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit  committee  shall  provide  assistance  to the board of  directors  in
fulfilling  their  oversight  responsibility  to  the  shareholders,   potential
shareholders,  the investment  community,  and others  relating to the Company's financial  statements  and the  financial  reporting  process,  the  systems  of internal accounting and financial controls,  the annual independent audit of the
Company's financial statements,  and the legal compliance and ethics programs as established by management and the board. In so doing,  it is the  responsibility of the committee to maintain free and open communication  between the committee, independent auditors and management of the Company. In discharging its oversight role,  the  committee  is  empowered to  investigate  any matter  brought to its attention with full access to all books, records,  facilities,  and personnel of the Company and the power to retain outside  counsel,  or other experts for this purpose.

Responsibilities and Processes

The primary  responsibility  of the audit  committee is to oversee the Company's financial  reporting  process on behalf of the board and  report the  results of their  activities  to the board.  Management  is  responsible  for preparing the
Company's financial statements, and the independent auditors are responsible for
auditing  those  financial  statements.   The  committee  in  carrying  out  its
responsibilities believes its policies and procedures should remain flexible, in order to best react to changing  conditions  and  circumstances.  The  committee should  take the  appropriate  actions to set the overall  corporate  "tone" for
quality  financial  reporting,   sound  business  risk  practices,  and  ethical
behavior.

The following shall be the principal  recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide  with  the  understanding  that  the  committee  may  supplement  them  as appropriate.

o    The committee  shall have a clear  understanding  with  management  and the
     independent   auditors  that  the   independent   auditors  are  ultimately
     accountable to the board and the audit committee, as representatives of the
     Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate,  replace the independent auditors.  The committee shall discuss with the auditors their independence from  management  and the Company  and the matters  included in the written disclosures  required by the Independence  Standards Board.  Annually,  the
     committee  shall  review and  recommend  to the board the  selection of the
     Company's independent auditors, subject to shareholders' approval.

o    The committee shall discuss with the independent auditors the overall scope and plans for their  respective  audits  including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent  auditors the adequacy and  effectiveness of the accounting and financial  controls,  including the Company's  system to monitor and manage business  risk, and legal and ethical  compliance  programs.  Further,  the committee shall meet separately  with the  independent  auditors,  with and without management present, to discuss the results of their examinations. o
     The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly
     Report on Form 10-Q.  Also, the committee  shall discuss the results of the quarterly  review and any other matters  required to be communicated to the committee by the  independent  auditors under generally  accepted  auditing standards.  The chair of the committee  may represent the entire  committee for  the  purposes  of this  review.

o    The committee shall review with management and the independent auditors the financial  statements to be included in the Company's Annual Report on Form
     10-K (or the annual  report to  shareholders  if  distributed  prior to the filing of Form 10-K),  including their judgment about the quality, not just acceptability,  of accounting principles, the reasonableness of significant judgments,  and the clarity of the disclosures in the financial statements.
     Also,  the committee  shall discuss the results of the annual audit and any other  matters  required  to  be  communicated  to  the  committee  by  the independent auditors under generally accepted auditing standards.